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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 19, 1996, which appears on page 13 of Koss Corporation's Annual Report on Form 10-K for the year ended June 30, 1996.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
January 17, 1997